PROGRAM TRANSFER AGREEMENT THIS PROGRAM TRANSFER AGREEMENT (this “Agreement”) is made and entered into as of January 13, 2023, by and between PhaseBio Pharmaceuticals, Inc., a Delaware corporation (“PB”) and SFJ Pharmaceuticals X, Ltd., a Cayman Islands company (“SFJ”) (each, a “Party”, and, collectively, the “Parties”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in (i) the Co-Development Agreement, dated as of January 9, 2020, between PB and SFJ (the “Co-Development Agreement”) or (ii) if not defined in the Co-Development Agreement, the AZ License. WHEREAS, on September 21, 2022, pursuant to Section 3.20 of the Co-Development Agreement, SFJ delivered a written notice to PB (the “Program Transfer Notice”) demanding the transfer of PB’s business related to the Product (the “Program”); WHEREAS, on October 7, 2022, SFJ commenced a suit against PB in the United States District Court for the Eastern District of Pennsylvania, Civil Action No. 2:22-cv-04027 (the “Prepetition Litigation”), asserting claims for breach of contract, declaratory relief with respect to the validity and enforceability of the Co-Development Agreement and the Program Transfer Notice, and injunctive relief; WHEREAS, on October 23, 2022 (the “Petition Date”), PB filed a voluntary petition for relief commencing a case (the “Chapter 11 Case”) under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”); WHEREAS, on October 31, 2022, PB filed its Complaint for Recharacterization and Declaratory Relief [Adv. Docket No. 1] (the “Complaint”) and thereby commenced Adversary Proceeding Case No. 22-50456 (LSS) (the “Adversary Proceeding”), seeking, inter alia, (i) to recharacterize the Co-Development Agreement as an equity investment and hold SFJ’s asserted security interest void, and (ii) declaratory relief that PB, rather than SFJ, owns the Trial Data Package; WHEREAS, on November 7, 2022, SFJ filed its Counterclaim and Answer to Complaint for Recharacterization and Declaratory Relief [Adv. Docket No. 10] (the “Counterclaim and Answer”) (a) responding to the Complaint, (b) asserting breach of contract and other counterclaims, (c) seeking declaratory relief that (i) SFJ is a valid lienholder with a perfected security interest in substantially all of PB’s assets and (ii) SFJ is the rightful owner of the Trial Data Package and the Program, and (d) seeking a determination of the value of SFJ’s security interest; WHEREAS, on November 15, 2022, PB filed its Answer to Counterclaim [Adv. Docket No. 21], responding to SFJ’s Counterclaim and Answer and asserting, inter alia, that the Going Concern Notice and Program Transfer Notice and related provisions of the Co-Development Agreement are unenforceable ipso facto provisions; WHEREAS, after arm’s-length negotiations, the Parties have agreed to resolve the disputes regarding the Prepetition Litigation and the Adversary Proceeding upon the terms set forth in that certain Settlement Agreement dated January 13, 2023 (the “Settlement Agreement”);

2 WHEREAS, notwithstanding any termination of the Co-Development Agreement pursuant to the Settlement Agreement or otherwise, the capitalized terms used but not defined herein shall continue to have the meanings ascribed to such terms (i) in the Co-Development Agreement or (ii) if not defined in the Co-Development Agreement, the AZ License; WHEREAS, each of the Parties desires to effect the sale and transfer of the Program and the Acquired Assets on the terms and subject to the conditions set forth in this Agreement and in accordance with Sections 105, 363 and 365 of the Bankruptcy Code and Rule 9019 of the Federal Rules of Bankruptcy Procedure, subject to SFJ’s right to assign its rights and obligations hereunder to one of more of its Affiliates (such sale and transfer, collectively, the “Program Acquisition”); WHEREAS, each of the Parties acknowledges and agrees that the Program Acquisition is being made at arm’s length and in good faith and without intent to hinder, delay or defraud creditors of PB or their Affiliates; WHEREAS, the execution and delivery of this Agreement and PB’s ability to consummate the Program Acquisition are subject to, among other things, the entry of the 9019 and Sale Order and the occurrence of the Effective Date of the Settlement Agreement as defined therein; and WHEREAS, the Parties desire to consummate the Program Acquisition as promptly as practicable after the Bankruptcy Court enters the 9019 and Sale Order. NOW, THEREFORE, the Parties agree as follows: 1. Program Acquisition. 1.1 AZ License Assignment. (a) Effective upon the Closing, PB shall, and it hereby does, assign to SFJ the AZ License and all of PB’s rights and obligations thereunder, and SFJ shall, and it hereby does, assume the AZ License and all of PB’s rights and obligations thereunder. (b) Upon the Closing, PB shall provide written notice to MedImmune of the assignment to SFJ of the AZ License in accordance with the terms of the AZ License. 1.2 Effective upon the Closing, PB shall, and it hereby does, and shall cause its Affiliates to: (a) grant to SFJ an exclusive, perpetual, royalty-free (except to the extent set forth in Section 3) license, with the right to grant multiple tiers of sublicenses, under the Licensee Termination Know-How, Licensee Termination Patents, and PB’s interest in Joint Inventions and Joint Patents to Exploit and Manufacture in the “Territory” (as defined in the AZ License) any Licensed Compound or Licensed Product and grant to SFJ an exclusive perpetual, worldwide, royalty-free (except to the extent set forth in Section 3) license, with the right to grant multiple tiers of sublicense, under the PB Intellectual Property and PB Confidential Information to Develop and Commercialize the Product, provided that (i) SFJ is not granted any license in this Agreement with respect to any active pharmaceutical ingredient other than a Licensed Compound, and (ii) no license or sublicense is granted under this Section 1.2(a) with respect to any rights,

3 including Intellectual Property, that is licensed or sublicensed under any Contract that is an Excluded Asset; and (b) assign to SFJ all of PB’s right, title and interest in and to (i) each Product Trademark and (ii) all Regulatory Documentation (including any Regulatory Approvals and Licensee Regulatory Documentation) and the Clinical Trials Database, Clinical Trials Master File, and Case Report Forms applicable to any Licensed Compound or Licensed Product then owned or Controlled by PB or any of its Affiliates, subject, in each case, to SFJ’s royalty payment obligations under Section 3; provided that if any such Regulatory Documentation is not immediately transferable in a country, PB shall provide SFJ with all benefit of such Regulatory Documentation and such assistance and cooperation as necessary or reasonably requested by SFJ to timely transfer such Regulatory Documentation to SFJ or its designee or, at SFJ’s option, to enable SFJ to obtain a substitute for such Regulatory Documentation without disruption to SFJ’s Exploitation or Manufacture of the applicable Licensed Compound(s) or Licensed Product(s). For the avoidance of doubt and notwithstanding anything else in the Co-Development Agreement or this Agreement to the contrary, SFJ shall not assign or transfer to PB and shall retain all right, title and interest to the Trial Data Package and the Product Filings. 1.3 Effective upon the Closing, all Confidential Information of PB to the extent relating specifically to any Licensed Compound or Licensed Product or the Exploitation thereof shall thereafter be deemed Confidential Information of SFJ; provided, that, to the extent such Confidential Information of PB also relates to compounds or products of PB other than the Licensed Compound or Licensed Product, such Confidential Information shall also be deemed to be Confidential Information of PB solely with respect to such other compound or product of PB. 1.4 PB hereby represents and warrants that, as of the date hereof and as of the Closing Date, no Licensee Termination Patent includes any Patent licensed to PB or its Affiliate by a Third Party (other than MedImmune) that is subject to royalty or milestone payment obligations owed by PB to such Third Party with respect to the Product. 1.5 PB shall and hereby does, and shall cause its Affiliates to, effective as of the Closing, grant SFJ an exclusive, royalty-free (except as set forth in Section 3) right of reference, with the right to grant multiple tiers of further rights of reference, in and to all Regulatory Documentation (including any Regulatory Approvals) then owned or Controlled by PB or any of its Affiliates that are not assigned to SFJ pursuant to Section 1.2(b) above to Exploit and Manufacture in the “Territory” (as defined in the AZ License) any Licensed Compound or Licensed Product. 1.6 PB hereby represents and warrants that Schedule 1.6 sets forth a complete and correct list of all clinical studies ongoing with respect to any Licensed Compound or Licensed Product being conducted by or on behalf of PB or its Affiliate as of the date hereof (such studies, the “Clinical Studies”). Effective as of the date hereof and until the Closing Date, PB shall, and shall cause its Affiliates to, regularly consult with SFJ as reasonably determined necessary by SFJ with regard to the operation and management of the Clinical Studies and shall reasonably take into account all SFJ comments with regard thereto.

4 1.7 Effective as of the Closing, PB shall, and shall cause its Affiliates to, assign to SFJ or its designee any and all Licensed Product Agreements which are specifically designated for assignment by SFJ, unless, with respect to any such Licensed Product Agreement, such Licensed Product Agreement, (a) expressly prohibits such assignment (in which case, PB or its Affiliate, as applicable, shall cooperate with SFJ in all reasonable respects to secure the consent of the applicable Third Party to such assignment), or (b) relates both to Licensed Products and products other than Licensed Products (in which case, at SFJ’s request, PB or its Affiliate, as applicable, shall cooperate with SFJ in all reasonable respects to secure the written agreement of the applicable Third Party to a partial assignment of the applicable Licensed Product Agreement relating to the Licensed Products) and if any such agreement cannot be obtained with respect to a Licensed Product Agreement, at SFJ’s request in order to continue to Exploit Licensed Products following the Closing Date, PB shall, and shall cause its Affiliates to, obtain for SFJ substantially all of the practical benefit and burden under such License Product Agreement to the extent applicable to the Licensed Products, including by entering into appropriate and reasonable alternative arrangements, at SFJ’s sole cost and expense solely to the extent PB’s obligations under this Section 1.7 are not addressed in the Transition Services Agreement (provided, that, any obligations of PB under the Transition Services Agreement shall be at PB’s sole cost and expense, except with respect to any Third Party costs incurred by PB at SFJ’s direction which shall be at SFJ’s sole cost and expense), on terms agreeable to SFJ and subject to the consent and control of SFJ; provided that PB’s obligations shall continue only for so long as is reasonably necessary for SFJ to secure alternative arrangements directly with one or more Third Parties through the exercise of commercially reasonable efforts. 1.8 Acquired Assets. In addition to and without limiting the foregoing obligations of PB, on the terms and subject to the conditions set forth in this Agreement and, subject to entry of the 9019 and Sale Order, pursuant to Sections 105, 363 and 365 of the Bankruptcy Code, at the Closing, PB shall sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to SFJ, and SFJ shall acquire from PB, free and clear of all Encumbrances of any and every kind, nature and description, all right, title and interest of PB in, to or under all of the assets, properties and rights of every kind and nature, in each case, as of the Closing, whether real, personal or mixed, tangible or intangible (including goodwill), wherever located and whether now existing or hereafter acquired (other than the Excluded Assets), in each case which are related to the Product or the Program (collectively, the “Acquired Assets”). Without limiting the foregoing, the Acquired Assets shall include, and PB shall sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to SFJ at the Closing free and clear of all Encumbrances of any and every kind, nature and description, PB’s right, title and interest in the following assets: (a) the Product; (b) all credits, claims for refunds, deposits for the benefit of third parties and prepaid expenses of PB related to the Product or the Program, but not including Tax Refunds; (c) the Contracts relating to the Product or the Program listed on Schedule 1.8(c) attached hereto which are expressly designated by SFJ, in its sole discretion, as being assumed no later than the earlier to occur of (x) sixty (60) days after the Closing Date and (y) the effective date of a confirmed plan in the Chapter 11 Case (such date, the “Designation

5 Deadline”) (such designated Contracts, the “Assigned Contracts”) and the rights thereunder; provided, that such designation of Assigned Contracts by SFJ and the subsequent assignment of Assigned Contracts by PB to SFJ shall each be in accordance with the procedures set forth in Sections 1.12(a) and 1.12(b); (d) all raw materials, active pharmaceutical ingredients, excipients, work-in-process, semi-finished and finished goods, supplies (including clinical and commercial Product drug supplies manufactured by BioVectra, whether stored at PB or at BioVectra, which Product drug supplies shall continue to be properly maintained in refrigerated storage until transferred to SFJ; provided that any additional cost incurred for such storage at BioVectra shall be borne solely by SFJ, to the extent such additional cost is documented and consistent with amounts historically charged by BioVectra for the same service), biological samples collected from participants in any clinical trials relating to the Product, product samples (including samples held by sales representatives), components, packaging materials, and other inventories that are in the possession of PB or any Third Party, on behalf of PB, in each case, that are related to the Product; (e) all PB Intellectual Property owned by PB, including, to the extent owned by PB, all rights to sue for and recover and retain damages for present and past infringement thereof and, in the case of Trademarks that are PB Intellectual Property and are owned by PB, all goodwill appurtenant thereto, including, but not limited to, the PB Intellectual Property listed on Schedule 1.8(e) attached hereto; (f) all rights under non-disclosure or confidentiality, invention and Intellectual Property assignment agreements executed for the benefit of PB with current or former employees, consultants or contractors of PB or with third parties related to the Product or the Program; (g) all Books and Records, other than Retained Books and Records; (h) all Regulatory Documentation pursuant to Section 1.2(b); (i) all Permits (including pending applications therefor) related to the Product or the Program; (j) rights to receive any royalties, milestones or other contingent payments under any Contracts related to the Product or the Program that are not Assigned Contracts but pursuant to which the applicable licensee elects to retain its intellectual property license rights under Section 365(n) of the Bankruptcy Code; (k) all goodwill and other intangible assets associated with the Product, the Program, the Acquired Assets and the Assumed Liabilities; (l) all rights, claims, rebates, refunds, causes of action, actions, suits or proceedings, hearings, audits, rights of recovery, rights of setoff, rights of recoupment, rights of reimbursement, rights of indemnity or contribution and other similar rights (known and unknown, matured and unmatured, accrued or contingent, regardless of whether such rights are currently exercisable) against any Person, including all warranties, representations, guarantees, indemnities

6 and other contractual claims (express, implied or otherwise) to the extent related to the Product, the Program, the Acquired Assets or the Assumed Liabilities (including any claims for past infringement or misappropriation); (m) except as provided in the definition of “Excluded Assets”, all avoidance claims or causes of action available to PB under Chapter 5 of the Bankruptcy Code (including Sections 544, 545, 547, 548, 549, 550 and 553) or any similar actions under any other applicable Law (collectively, “Avoidance Actions”) against (i) SFJ or any of its Affiliates, (ii) any employees of PB as of the date hereof who are offered and accept full-time employment with SFJ or an Affiliate of SFJ, and (iii) any non-debtor counterparty to Contracts relating to the Product or the Program (collectively, the “Designated Parties”); provided, however, that it is understood and agreed by the Parties that SFJ will not pursue or cause to be pursued any Avoidance Actions; (n) all proceeds of any settlement from and after the date hereof through the Closing of any claims, counterclaims, rights of offset or other causes of action of PB against any of the Designated Parties; (o) any and all insurance proceeds, condemnation awards or other compensation in respect of loss or damage to any of the Acquired Assets to the extent occurring on or after the Closing, and all rights and claims of PB to any such insurance proceeds, condemnation awards or other compensation not paid by the Closing; (p) any and all physical products that are related to the Product or Program (including, but not limited to, inventory supplies of the Product); (q) all security and utility deposits, credits, allowance or other assets, or charges, setoffs, prepaid expenses, and other prepaid items to the extent related to the Product or Program; and (r) the assets and rights related to the Product or Program set forth in Schedule 1.8(r). 1.9 Excluded Assets. Notwithstanding anything contained in this Agreement to the contrary, the Acquired Assets shall not include the following (collectively, the “Excluded Assets”): (a) all Cash, other than any and all rights of PB in and to any restricted cash, security deposits, escrow deposits and cash collateral (including cash collateral given to obtain or maintain letters of credit and cash drawn or paid on letters of credit) that are related to the Assumed Liabilities or the Acquired Assets; (b) subject to Section 1.8(o), all insurance policies of PB (including all current and prior director and officer or similar fiduciary or errors and omissions insurance policies and all rights thereunder and all proceeds thereof); (c) any Tax credits, Tax refunds, Tax deposits, Tax attributes and prepaid Tax amounts of PB and its Affiliates (collectively, “Tax Refunds”);

7 (d) any shares of capital stock or other equity interests of PB, any Affiliate thereof or any other Person or any securities convertible into, exchangeable for or exercisable for shares of capital stock or other equity interests of PB, any Affiliate thereof or any other Person; (e) the Retained Books and Records; (f) (i) all Avoidance Actions, or any other causes of action under any other applicable Law, against any Person other than any of the Designated Parties, (ii) any proceeds of any settlement from and after the date hereof of any claims, counterclaims, rights of offset or other causes of action of PB against any Person other than any of the Designated Parties, and (iii) all claims or causes of action of PB other than those identified in Section 1.8(l) and Section 1.8(m); (g) all rights, claims or causes of action of PB arising under this Agreement or the other documents expressly contemplated hereby; (h) all rights, claims or causes of action by or in the right of PB against any current or former director or officer of any PB; (i) all Benefit Plans, all assets of such Benefit Plans and all trust agreements, administrative service contracts, insurance policies and other Contracts related thereto and all rights of PB with respect to any of the foregoing; (j) all real property of PB and all leases, subleases or Contracts under which PB occupies any real property, including any prepaid rent, security deposits and options to except to the extent specifically included as an Acquired Asset; (k) all organizational documents, qualifications to do business as a foreign corporation, arrangements with registered agents, taxpayer and other identification numbers, corporate seals, minute books, stock transfer books, blank stock certificates and other documents relating to the organization, maintenance and existence of PB as a corporation; (l) all Contracts that are not Assigned Contracts; (m) all intellectual property owned or Controlled by PB solely to the extent such intellectual property is not PB Intellectual Property, including the intellectual property set forth on Schedule 1.9(m) attached hereto; (n) all Internet domain names of PB, except for internet domain names specifically related to the Program or Product; (o) all physical plants, computers, telephones, audio-visual and other office equipment (including all items of furniture and furnishings) and all information technology systems that are owned or controlled by PB; provided, that any data relating to the Product or the Program stored on any such computers or information technology systems shall be an “Acquired Asset” for all purposes hereunder; and (p) the other assets and rights set forth in Schedule 1.9(p).

8 1.10 Assumed Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing, in consideration for the sale, assignment, conveyance, transfer and delivery of the Acquired Assets to SFJ, SFJ shall assume from PB and agree to pay, perform and discharge, when due, in accordance with their respective terms and subject to the respective conditions thereof, only the following Liabilities of PB (collectively, the “Assumed Liabilities”): (a) all Liabilities arising under the Assigned Contracts and/or the AZ License, but only to the extent that such Liabilities thereunder arise and are required to be performed following the Closing and do not relate to any failure to perform, improper performance, breach of warranty or other breach, default or violation by PB or its Affiliates on or prior to the Closing (other than the Cure Costs); and (b) Cure Costs in such amount and manner as may be agreed to by the non-debtor counterparty to an Assigned Contract and SFJ; provided, however, if the non-debtor counterparty to a proposed Assigned Contract and SFJ do not reach an agreement by the Designation Deadline regarding the amount and manner of Cure Costs to be paid, then such Assigned Contract shall be deemed an Excluded Asset. The Program Acquisition shall in no way expand the rights or remedies of any third party against SFJ or PB as compared to the rights and remedies that such third party would have had against PB absent the Chapter 11 Case had SFJ not assumed such Assumed Liabilities. 1.11 Excluded Liabilities. Notwithstanding anything contained in this Agreement to the contrary, neither SFJ nor any of its Affiliates shall assume, be obligated to assume, be deemed to have assumed, or be obliged to pay, perform or otherwise discharge, and PB shall be solely and exclusively liable with respect to, any Liabilities (of any nature, and whether based in common law or statute or arising under written Contract or otherwise, known or unknown, fixed or contingent, accrued or unaccrued, liquidated or unliquidated, asserted or unasserted) of PB and any Affiliate thereof other than the Assumed Liabilities (such Liabilities other than Assumed Liabilities, the “Excluded Liabilities”). Without limiting the foregoing, SFJ does not (nor does any of its Affiliates) assume or agree to pay, perform or otherwise discharge the Liabilities (whether known or unknown, fixed or contingent, accrued or unaccrued, liquidated or unliquidated, asserted or unasserted) of PB or its Affiliates with respect to, arising out of or relating to, the following Excluded Liabilities: (a) other than the Cure Costs, any Liability arising out of facts or circumstances in existence at or prior to the Closing or from or related to any breach, default under, failure to perform, torts related to the performance of, violations of Law, infringements or indemnities under, guaranties pursuant to and overcharges, underpayments or penalties on the part of PB or any of its Affiliates under any Contract to which PB or any of its Affiliates is a party prior to the Closing; (b) other than the Cure Costs, any Liability arising from or related to any Action against PB or its Affiliates, or related to the Product, the Program, the Acquired Assets or the Assumed Liabilities, pending or threatened or based on facts, actions, omissions, circumstances or conditions existing, occurring or accruing on or prior to the Closing Date even if instituted after the Closing Date;

9 (c) other than the Cure Costs, any Liability arising from or related to the Product or the Program or the operation or condition of the Acquired Assets or the Assumed Liabilities at or prior to the Closing or facts, actions, omissions, circumstances or conditions existing, occurring or accruing at or prior to the Closing; (d) all Indebtedness of PB; (e) all guarantees of third-party Indebtedness made by PB and reimbursement obligations to guarantors of PB’s obligations or under letters of credit or other similar agreements or instruments; (f) all Liabilities to any current or former owner of capital stock or other equity interests of PB or any securities convertible into, exchangeable or exercisable for shares of capital stock or other equity interests of PB, any current or former holder of indebtedness for borrowed money of PB or, in respect of obligations for indemnification or advancement of expenses, any current or former officer or director of PB; (g) all drafts or checks outstanding at the Closing under which PB is obligated; (h) all Liabilities of PB under futures contracts, options on futures, swap agreements or forward sale agreements; (i) all Liabilities for or in respect of Excluded Taxes; (j) all Liabilities relating to (i) the Benefit Plans (whether arising prior to, on or after the Closing Date) or (ii) the employment or termination of any current or former employee of PB, and including any current, threatened or potential claims for compensation or benefits, in each such case, to the extent related to employment with PB or termination thereof, whether arising prior to, on or after the Closing Date; (k) all fees, charges, expenditures, expenses, costs and other payments incurred or otherwise payable by PB or its affiliates, or for which PB or its affiliates is liable, in connection with the administration of the Chapter 11 Case or the negotiation, execution and consummation of the Program Acquisition (including any preparation for a transaction process, bankruptcy process, any sale process involving other potential purchasers or any contemplated public offering or financing), including the fees and expenses of financial advisors, accountants, legal counsel, consultants, brokers and other advisors with respect thereto, whether incurred, accrued or payable on, prior to or after the date of this Agreement or the Closing Date; (l) any Liabilities to any (i) owner or former owner of capital stock or other equity interests of PB or (ii) current or former officer, director or employee of PB; (m) all Liabilities to the extent relating to the ownership, possession or use of the Excluded Assets; (n) all Liabilities (x) under Environmental Laws to the extent relating to (i) facts, actions, omissions, circumstances or conditions existing, occurring or accruing, or

10 noncompliance with or violations of Environmental Laws by PB, on or before the Closing Date, (ii) the transportation, off-site storage or off-site disposal of any Hazardous Substances generated by or on behalf of PB on or before the Closing Date or (iii) real property owned, operated or leased by PB at any time and (y) for toxic torts arising as a result of or in connection with loss of life or injury to Persons (whether or not such loss or injury was made manifest on or after the Closing Date); and (o) all Liabilities of PB or its Affiliates under this Agreement and the documents expressly contemplated hereby or from the consummation of the Program Acquisition. 1.12 Assignment of Assigned Contracts. (a) At any time prior to the Designation Deadline, SFJ shall have the right to provide written notice to PB (each such notice, a “Contract Notice”) of SFJ’s election to (i) designate any Contract relating to the Product or Program as an Assigned Contract or (ii) designate any Contract as an Excluded Asset, and upon such designation described in this clause (ii), such Contract shall constitute an Excluded Asset (and shall not constitute an Assigned Contract) for all purposes under this Agreement. For the avoidance of doubt, (x) no Contract shall be deemed to be or shall actually become an Assigned Contract unless expressly designated as an Assigned Contract by SFJ, and (y) any Contract that has not been expressly designated by SFJ as an Assigned Contract as of the Designation Deadline shall be an Excluded Asset. The right to designate any Contract relating to the Product or Program as an Assigned Contract or as an Excluded Asset pursuant to this Section 1.12(a) shall be SFJ’s sole and exclusive right to exercise in its sole and absolute discretion, and PB shall not take any action to cause any Contract to be deemed assumed or rejected prior to the Designation Deadline. (b) As promptly as practicable following SFJ’s delivery of a Contract Notice to PB designating any Contract relating to the Product or Program as an Assigned Contract, PB shall, at no cost or expense to SFJ, take all requisite actions (including providing notice, proper service, resolving objections, and all other actions required for such assumption and assignment to comply with Section 363 and/or 365 of the Bankruptcy Code, as applicable) to assume and assign such Assigned Contract to SFJ as provided in the 9019 and Sale Order. Without limiting the generality of the foregoing, upon receipt of a Contract Notice electing to designate a Contract as an Assigned Contract, PB shall use commercially reasonable efforts to obtain Bankruptcy Court approval of the assumption and assignment of such Assigned Contract to SFJ and fixing the Cure Costs (as defined below) relating to such Contract; provided, however, that, if the Cure Costs fixed by the Bankruptcy Court for any Contract (x) are greater than the amount set forth in Schedule 1.12(c) and (y) are not consented to by SFJ at or prior to the hearing before the Bankruptcy Court to consider the assumption and assignment of such Contract, then SFJ shall be permitted at such hearing to forthwith revoke its designation of any such Contract as an Assigned Contract, and thereupon such Contract shall be deemed to be an Excluded Asset for all purposes under this Agreement. (c) Schedule 1.12(c) sets forth, with respect to each Contract of PB, the amount required to be paid with respect to each Contract to cure all monetary defaults under such Contract to the extent required by Section 365(b) and otherwise satisfy all requirements imposed

11 by Sections 365(b) and (d) of the Bankruptcy Code (the actual amount of such costs with respect to the Assigned Contracts, the “Cure Costs”). (d) To the maximum extent permitted by the Bankruptcy Code and subject to the other provisions of this Section 1.12, PB’s assignment of the Assigned Contracts, as described in Section 1.12(b), shall be subject to the provision of adequate assurance by SFJ as may be required under Section 365 of the Bankruptcy Code and payment by SFJ of the Cure Costs in such amount and manner as may be agreed to by SFJ and the non-debtor counterparty to an Assigned Contract; provided, however, if the non-debtor counterparty to a proposed Assigned Contract and SFJ do not reach an agreement by the Designation Deadline regarding the amount and manner of Cure Costs to be paid, then such Assigned Contract shall be deemed an Excluded Asset. (e) To the maximum extent permitted by the Bankruptcy Code and subject to the other provisions of this Section 1.12, PB shall transfer and assign all of the Acquired Assets to SFJ and SFJ shall assume all of the Acquired Assets from PB, as of the Closing Date (provided, that, with respect to the Assigned Contracts, PB shall transfer and assign all Assigned Contracts to SFJ and SFJ shall assume all Assigned Contracts from PB as provided in the 9019 and Sale Order) pursuant to Sections 363 and 365 of the Bankruptcy Code. Notwithstanding any other provision of this Agreement or in any other document expressly contemplated hereby to the contrary, this Agreement shall not constitute an agreement to assign any asset or any right thereunder if an attempted assignment without the consent of a third party, which consent has not been obtained prior to the Closing (after giving effect to the 9019 and Sale Order and the Bankruptcy Code), would constitute a breach or in any way adversely affect the rights of SFJ or PB thereunder. (f) Notwithstanding anything in this Agreement to the contrary, to the extent that the sale, transfer, assignment, conveyance or delivery or attempted sale, transfer, assignment, conveyance or delivery to SFJ of any asset that would be an Acquired Asset or any claim or right or any benefit arising thereunder or resulting therefrom is prohibited by any applicable Law or would require any consent from any Governmental Authority or any other third party and such consents shall not have been obtained prior to the Closing (after giving effect to the 9019 and Sale Order and the Bankruptcy Code), the Closing shall proceed without any reduction in the Closing Consideration without the sale, transfer, assignment, conveyance or delivery of such asset unless there is a failure of one or more of the conditions set forth in Section 4; in which case, the Closing shall proceed only if each failed condition is waived by the party entitled to the benefit thereof. In the event that any failed condition is waived and the Closing proceeds without the transfer or assignment of any such asset, then following the Closing, SFJ and PB shall each use its reasonable best efforts, subject to any approval of the Bankruptcy Court that may be required, and shall cooperate with the other party, to obtain such consent as promptly as practicable following the Closing. Pending the receipt of such consent, the Parties shall, subject to any approval of the Bankruptcy Court that may be required, reasonably cooperate with each other to provide SFJ with all of the benefits of use of such asset. Once consent for the sale, transfer, assignment, conveyance or delivery of any such asset not sold, transferred, assigned, conveyed or delivered at the Closing is obtained, PB shall promptly transfer, assign, convey and deliver such asset to SFJ. To the extent that any such asset cannot be transferred or the full benefits or use of any such asset cannot be provided to SFJ, then as promptly as practicable following the Closing, SFJ and PB shall enter into

12 such arrangements (including subleasing, sublicensing or subcontracting), and shall reasonably cooperate with each other to provide SFJ with all of the benefits of use of such asset. PB shall hold in trust for, and pay to SFJ, promptly upon receipt thereof, all income, proceeds and other monies received by PB derived from their use of any asset that would be an Acquired Asset in connection with the arrangements under this Section 1.12(f). The Parties agree to treat any asset the benefits of which are transferred pursuant to this Section 1.12(f) as having been sold to SFJ for Tax purposes to the extent permitted by Law. PB and SFJ agree to notify the other promptly in writing if it determines that such treatment (to the extent consistent with the relevant arrangement agreed to by PB and SFJ pursuant to this Section 1.12(f)) is not permitted for Tax purposes under applicable Law. Where such treatment is not so permitted, and subject to the terms of any relevant arrangement agreed to by PB and SFJ pursuant to this Section 1.12(f) (and without duplication of any such Taxes economically borne by SFJ or any of its Affiliates pursuant thereto), SFJ shall indemnify and hold harmless PB for any Taxes imposed on PB or any of its Affiliates with respect to any such Acquired Asset for any Post-Closing Tax Period (determined on a “with or without” basis). 1.13 Employees; Transition Services Agreement. (a) PB and SFJ shall cooperate in designating certain employees of PB to be offered full-time employment opportunities at SFJ or an Affiliate of SFJ in connection with the Program Acquisition. SFJ, in its sole discretion, shall offer full-time employment opportunities at SFJ or an Affiliate of SFJ to such designated employees; provided, however, that neither the offer nor acceptance of such employment with SFJ or an Affiliate of SFJ shall be a condition to the Closing of the Program Acquisition. (b) At the Closing, PB and SFJ shall enter into a transition services agreement substantially in the form attached hereto as Exhibit B (the “Transition Services Agreement”), pursuant to which PB’s transition services shall be provided for six months by Susan Arnold, Jonathan Birchall, Glen Burkhardt, Kris Hanson, John Lee, Jonathan Mow and Lauren Richardson1, at no further cost or expense to SFJ. 1.14 Control of Trials; Assignment of INDs. (a) Effective as of the Closing, PB shall transfer full and complete control of all completed or ongoing non-clinical and clinical trials relating to the Product, including the pre-clinical, Phase 1, Phase 2a, Phase 2b and Phase 3 trials (the “Trials”) to the extent relating to the Product, and all other Product-related activities to SFJ or SFJ’s designated Affiliate. (b) In connection with SFJ’s payment of the Interim Funding Amount, PB (i) hereby provides its authorization for SFJ to communicate with and seek advice and opinions from applicable Regulatory Authorities with regard to the Product (such authorization, the “Regulatory Communication Authorization”), provided that a copy of all such communications is promptly provided to PB upon sending or receipt, as applicable; (ii) shall provide on the date hereof signed written notice of the Regulatory Communication Authorization to the FDA and all other applicable Regulatory Authorities, including in Canada, the EU and the United Kingdom,

13 such notice to be in the form attached hereto as Exhibit A, and (iii) shall, and shall direct its CROs and Vendors to, from Closing, take all actions and to execute the documentation necessary to effect the full transfer to SFJ of all INDs applicable to the Product for the US, the EU, the United Kingdom and Canada held by PB, including signing and delivering a second letter to the FDA and all other applicable Regulatory Authorities, including in Canada, the EU and the United Kingdom, effective as of the Closing. 1.15 Following the Closing, and excluding any rights under any Contracts that have been or are later designated an Excluded Asset under Section 1.12(a), SFJ shall have, whether as a result of assignment or license, all of the intellectual property rights owned or Controlled by PB as of the date hereof or as of the Closing Date that are necessary or useful to Develop, manufacture, use, sell or import the Product; provided that intellectual property set forth on Schedule 1.9(m) will not be assigned or licensed. Accordingly, in the event that any intellectual property rights owned or Controlled by PB as of the date hereof or as of the Closing Date are identified which SFJ does not have a right to use and which are necessary or useful to Develop, manufacture, use, sell or import the Product, PB agrees on behalf of itself and its Affiliates to take such actions and to reasonably cooperate with SFJ as may be necessary to enable SFJ and its sublicensees to receive a right to use such intellectual property rights; provided the foregoing sentence shall not apply to intellectual property that is an Excluded Assets or set forth on Schedule 1.9(m). 2. Reserved. 3. Payments; Royalty. 3.1 Payments. (a) In consideration for the Acquired Assets and PB’s obligations hereunder, SFJ shall, in addition to the assumption of the Assumed Liabilities by SFJ, pay to PB at the Closing $32,900,000 in cash (the “Closing Consideration”), net the Interim Funding Amount (and the Direct DIP Payoff (each as defined below)), the proceeds of which PB shall use to: (i) immediately and indefeasibly pay in full, in cash, all obligations owing under the DIP Facility (as defined in the Final DIP Order) and under the DIP Loan Documents (as defined in the Final DIP Order) to the DIP Lender (as defined in the Final DIP Order) (collectively, the “DIP Obligations”) in accordance with the terms of such DIP Loan Documents, which payment shall be made by SFJ, pursuant to PB’s separate written authorization to SFJ in connection with the Closing, by wire transfer in immediately available funds on the Closing Date to the DIP Lender (the “Direct DIP Payoff”), and the amount of the Closing Consideration paid by SFJ directly to PB shall be reduced by the amount of such Direct DIP Payoff, (ii) pay any Expense Reimbursement under the Stalking Horse APA to the Stalking Horse Bidder as approved by the Bankruptcy Court pursuant to the Order (A) Authorizing and Approving Bidding Procedures and Stalking Horse Bid Protections, (B) Scheduling an Auction and a Sale Hearing, (C) Approving the Form and Manner of Notice Thereof, (D) Establishing Notice and Procedures for the Assumption and Assignment of Certain Executory Contracts and Leases, and (E) Granting Related Relief [Docket No. 199], (iii) pay all Product-related post-petition essential vendor payments (excluding payments to BioVectra Inc. (“BioVectra”) incurred on or prior to December 31, 2022 by PB, and (iv) then, in its discretion and in consultation with the Committee, use the remaining Closing Consideration to pay costs

14 necessary or appropriate to administer and wind down the Chapter 11 estate after the Closing (collectively, the “Permitted Uses”). (b) In addition to the Closing Consideration, (i) SFJ shall pay all Product-related post-petition essential vendor payments (excluding payments to BioVectra) incurred on or after January 1, 2023 (A) by PB, at SFJ’s direction and in accordance with a budget to be agreed to by the Parties by no later than December 28, 2022, or (B) by SFJ, and (ii) SFJ shall negotiate and pay administrative claims asserted by BioVectra for manufacturing conducted during the post-petition period (A) in the maximum amount of $5.8 million upon acceptance of the BLA for filing by the FDA and (B) solely in the event that SFJ assumes the BioVectra Agreement, such additional amount (if any) as shall be approved by the Bankruptcy Court, with such additional amount (if any) to be paid upon Regulatory Approval by the FDA. Subject to the foregoing sentence, the terms for payment to BioVectra shall be negotiated between SFJ and BioVectra; provided, however, that the negotiation of such new terms shall not be a condition to the Closing. For the avoidance of doubt, the Closing may occur prior to the payments described in this Section 3.1(b) having been made by SFJ but the Closing shall not be deemed to be a waiver of the obligations of SFJ set forth in this Section 3.1(b). (c) In connection with the Regulatory Communication Authorization, SFJ shall pay to PB a one-time payment of $2,500,000 upon the execution of this Agreement, which amount shall be credited against the Closing Consideration (such amount, the “Interim Funding Amount”). In the event the Closing does not occur by January 31, 2023, (i) the Regulatory Communication Authorization shall terminate, (ii) the Interim Funding Amount shall remain available to fund PB’s Chapter 11 estate and (iii) SFJ’s secured claim against the Chapter 11 estate shall be increased by the Interim Funding Amount but which increased amount shall remain junior to the DIP Financing. For the avoidance of doubt, any liens securing the Interim Funding Amount or superpriority claims on account of the Interim Funding Amount shall be junior and subordinate to the DIP Liens and DIP Superpriority Claims (as defined in the Final DIP Order) and SFJ shall not receive or retain any payments, property or other amounts in respect of the Interim Funding Amount unless and until the DIP Obligations and the Prepetition First Lien Lender Secured Obligations (as defined in the Final DIP Order) have indefeasibly been paid in cash. 3.2 Royalty. (a) With effect from Closing, all further payment obligations of SFJ under Article 4 of the Co-Development Agreement shall terminate and be of no further force or effect. In the event the Closing shall occur, during the Royalty Term, at such times as set forth in Section 3.6, SFJ shall pay royalties (the “Royalty” or “Royalties’) to PB (or PB’s assignee) in an amount equal to, with respect to sales of Licensed Products in the US, the European Countries and the ROW (collectively, “Worldwide”) by SFJ, its Affiliates or by Third Party (sub)licensee(s) of SFJ or its Affiliates (and such (sub)licensee’s(s’) further sublicensees) in a calendar year, two and one-half percent (2.5%) of Worldwide Net Sales of Licensed Products for such calendar year which exceed $300,000,000. For the avoidance of doubt, no Royalties shall be paid or due hereunder with respect to the first $300,000,000 of Worldwide Net Sales of Licensed Products in a calendar year. The right to receive Royalties under this Section 3 may be assigned without the prior written consent of SFJ.

15 (b) The Parties acknowledge and agree that, for U.S. federal and applicable state and local income Tax purposes, payments pursuant to Section 3.2(a), if any, are intended to be treated as deferred contingent purchase price for the Acquired Assets. Each of the Parties: (i) shall (and shall cause its Affiliates to) prepare and file all Tax Returns in a manner consistent with this Section 3.2(b) and (ii) shall not (and shall cause its Affiliates not to) take any position on any Tax Return or in connection with any Tax proceeding inconsistent with this Section 3.2(b), in each case, except to the extent otherwise required by a “determination” within the meaning of Section 1313(a) of the Code (or any analogous provision of applicable state, local or non-U.S. Law). (c) In the event that SFJ actually incurs losses or damages arising out of, or in connection with, a breach by PB of PB’s obligations under this Agreement, and obtains a final judgment from a court of competent jurisdiction against PB for such losses or damages, SFJ shall have the right to collect and set off the amount of such judgment from any Royalties that may be owed hereunder (the “Set-Off”). Except for non-monetary equitable relief in the case where SFJ seeks to obtain specific performance of the terms of this Agreement and/or injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, the sole and exclusive source of recovery for any losses or damages arising out of, or in connection with, a breach by PB of PB’s obligations under this Agreement shall be by Set-Off. 3.3 For purposes of this Section 3: (a) “Change of Control” means with respect to SFJ (i) the sale, transfer or disposition, in a single transaction or a series of related transactions, of all or substantially all of the Acquired Assets, the Product, the Licensed Products or the Program to a non-Affiliate, (ii) the dissolution, liquidation or winding up of SFJ or all or substantially all of the business, operations or operating assets of SFJ, or (iii) the consolidation or merger of SFJ with or into any other entity where SFJ is not the surviving entity. For the avoidance of doubt, any sublicense by SFJ to a non-Affiliate where SFJ retains the underlying rights to the Acquired Assets and retains its obligations pursuant to this Agreement shall not be deemed a Change of Control under this Agreement. (b) “European Countries” means the Designated European Countries, Austria, Belgium, Czech Republic, Denmark, Finland, Ireland, Lichtenstein, Netherlands, Norway, Portugal, Sweden, Switzerland, and the United Kingdom. (c) “Manufacture” has the meaning ascribed to such term in the AZ License. (d) “Net Sales” has the meaning ascribed to such term in the AZ License, mutatis mutandis; for avoidance of doubt “licensee” and “sublicensee” with respect to the definition of Net Sales or Worldwide Net Sales shall mean any licensee or sublicensee of SFJ. (e) “Program” means all activities by SFJ, PB, or Third Parties associated with the Development, Commercialization and Manufacture of the Licensed Product. (f) “Regulatory Exclusivity Period” has the meaning ascribed to such term in the AZ License, mutatis mutandis.

16 (g) “ROW” means all countries of the world outside of the United States and the European Countries. (h) “Royalty Term” means, with respect to sales of Licensed Products in (a) the United States only, the period beginning on the Closing and ending on the later to occur of (i) the tenth (10th) anniversary of the First Commercial Sale of the Licensed Product in the United States, (ii) the expiration of the last-to-expire Licensed Patent covering the manufacture, use or sale of the Licensed Product in the United States and (iii) the expiration of Regulatory Exclusivity Period, if any, for the Licensed Product in the United States, and (b) in each of the European Countries and the ROW, the period beginning on the Closing and ending on the later to occur of (i) the expiration of the last-to-expire Licensed Patent covering the manufacture, use or sale of the Licensed Product in such country and (ii) the expiration of Regulatory Exclusivity Period, if any, for the Licensed Product in such country. (i) “Worldwide Net Sales” means Net Sales in the US, European Countries, and ROW. 3.4 Royalty Term. SFJ shall have no obligation to pay any Royalty with respect to Net Sales in any country with respect to any period after the Royalty Term in such country has expired, and any Net Sales in any country with respect to any period after the Royalty Term in such country has expired shall be excluded for purposes of calculating Royalties due under Section 3.2. 3.5 On a quarterly basis following the Closing for the Royalty Term, SFJ shall provide written reports (the “Quarterly Statement”) to PB within 45 days after the end of each Calendar Quarter setting forth: (a) as applicable: (i) in the case of any country in which SFJ or any of its Affiliates is directly Commercializing Licensed Products, Net Sales of Licensed Products in all such countries in such Calendar Quarter, including, on a Licensed Product-by-Licensed Product and country-by-country basis, the number and type of each Licensed Product sold, gross sales, Net Sales, itemized deductions by major cost category as set forth in the definition of Net Sales, and the exchange rates used; and/or (ii) (A) in the case of any country in which a Third Party (sub)licensee of SFJ or its Affiliate is Commercializing Licensed Products, all royalties received by SFJ or its Affiliate with respect to sales of Licensed Products by such (sub)licensee and its further sublicensees in all such countries, and (B) all other (sub)license revenue received by SFJ or its Affiliate from such Third Party (sub)licensee and its further (sub)licensees in consideration of the grant of Commercialization rights with respect to Licensed Products, including upfront fees, license maintenance fees and milestone payments, in each case, in such Calendar Quarter; and (b) the exchange rates used to convert any of the amounts paid, incurred, invoiced or received (as applicable) under Section 3.5(a) in a currency other than U.S. dollars into U.S. dollars; and

17 (c) SFJ’s good faith determination of the Royalties for such applicable Calendar Quarter (together with reasonably detailed supporting information with respect to such calculations), including: (i) on a Licensed Product-by-Licensed Product and country-by-country basis, the information described in Section 3.5(a)(i) and clause (A) of Section 3.5(a)(ii); (ii) on a Third Party (sub)licensee-by-Third Party (sub)licensee basis, the information described in clause (B) of Section 3.5(a)(ii); and (iii) the information described in Section 3.5(b). 3.6 Royalties payable to PB under this Section 3 shall be calculated and reported for each Calendar Quarter and shall be paid (i) within 45 days of the end of the Calendar Quarter with respect to Net Sales of Licensed Products by SFJ and its Affiliates, and (ii) within 30 days after SFJ receives its royalty payment from a third-party licensee with respect to Net Sales of Licensed Products by such third-party licensee. All Royalty payments by SFJ to PB under this Section 3 shall be paid in U.S. dollars. If any currency conversion shall be required in connection with the calculation of royalty payments payable hereunder, such conversion shall be calculated at the rate of exchange for such currency used throughout SFJ’s accounting system in conformity with GAAP for the Calendar Quarter for which payment is due, or the actual rate of exchange used by a third-party licensee for payment of a Royalty to SFJ, on a country-by-country basis. All Royalty payments shall be made by wire transfer to a bank and account designated in writing by PB, unless otherwise specified in writing by PB. 3.7 SFJ shall, and shall cause its Affiliates and its and their (sub)licensees to, keep complete and accurate financial books and records pertaining to the Commercialization of Licensed Products hereunder, including books and records of the information described in Sections 3.5 and 3.6, in sufficient detail to calculate and verify all amounts payable hereunder. SFJ shall, and shall cause its Affiliates and its and their (sub)licensees to, retain such books and records for three (3) Calendar Years after the end of the Calendar Year to which such books and records pertain. To the extent reasonably requested by PB in writing after receipt of the Quarterly Statement, SFJ shall provide to PB with reasonable access during normal business hours to the work papers and books and records used by SFJ in its preparation of the Quarterly Statement for the purpose of assisting PB in its review of the Quarterly Statement and the calculations contained therein and reasonable access to employees and representatives (including SFJ’s independent accountants) of SFJ, and SFJ will otherwise cooperate in good faith with PB’s review of the Quarterly Statement. 3.8 At the request of PB, no more than once each Calendar Year, SFJ shall, and shall cause its Affiliates and its and their (sub)licensees to, permit an independent certified public accounting firm of international standing designated by PB and reasonably acceptable to SFJ (the “Auditor”), at reasonable times and upon at least thirty (30) days’ prior written notice, to audit the books and records maintained pursuant to Section 3.7 in the location where such books and records are maintained, solely to confirm Royalty payments due from SFJ under Section 3 for a period covering not more than the preceding three (3) Calendar Years. No Calendar Year shall be subject to audit under this Section 3.8 more than once, provided that if such records of SFJ, its Affiliates, and its and their (sub)licensees for a given Calendar Year have already been audited pursuant to the AZ License and SFJ has provided a true and complete copy of the report from such audit to PB, then PB shall only be entitled to audit SFJ’s books and records with regard to items not covered by such audit report. If MedImmune conducts any audit of the books and records of SFJ, its Affiliates, and its and their (sub)licensees pursuant to the AZ License, SFJ shall provide a true and

18 complete copy of the report from such audit to PB within thirty (30) days after SFJ receives such report. PB and SFJ shall reasonably cooperate to minimize the burden to SFJ and the expense of conducting any such audit. The Auditor will execute a reasonable written confidentiality agreement with SFJ and will disclose to PB only such information as is reasonably necessary to provide PB with information regarding any actual or potential discrepancies between amounts reported and actually paid and amounts payable under this Agreement. The Auditor will send a copy of the report to SFJ at the same time it is sent to PB. The report sent to both Parties will include the methodology and calculations used to determine the results. PB shall bear the full cost of such audit, unless the audit reveals an underreporting or underpayment by SFJ by more than the greater of (i) $100,000 or (ii) five percent (5%) of the amount due for any Calendar Year, in which case SFJ shall bear the cost of the audit. If such audit concludes that (a) additional amounts were owed by SFJ, SFJ shall pay the additional amounts, with interest from the date originally due at the rate of prime plus two percent, or (b) excess payments were made by SFJ, PB shall reimburse such excess payments, in either case ((a) or (b)), within sixty (60) days after the date on which the Auditor’s report is delivered to SFJ. 3.9 Withholding. SFJ and each of its Affiliates and agents will be entitled to deduct and withhold from the payment of any amounts (or any portion thereof) payable under this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or any other Tax Law. To the extent that amounts are so withheld and paid over to the appropriate Governmental Authority in accordance with applicable Law, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the applicable payee to whom such amounts would otherwise have been paid. The Parties acknowledge and agree that no amounts shall be deducted or withheld on the Program Acquisition pursuant to this Agreement, including, for the avoidance of doubt, the payments by SFJ pursuant to Section 3.1. 3.10 Purchase Price Allocation. The Parties agree to allocate for Tax purposes (and, as applicable, to cause their respective Affiliates to allocate for Tax purposes) the Closing Consideration and any other amounts treated as additional consideration for Tax purposes among the Acquired Assets in accordance with the following procedures and, to the extent applicable, in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder. Within ninety (90) days after the Closing Date, SFJ shall deliver to PB a proposed allocation of the Closing Consideration, the Assumed Liabilities (to the extent properly taken into account for income Tax purposes) and any other amounts treated as additional consideration for income Tax purposes as of the Closing Date (the “Allocation”). If PB notifies SFJ in writing of any reasonable objections to one or more items reflected in the Allocation within thirty (30) days after SFJ’s delivery thereof, PB and SFJ shall negotiate in good faith to resolve such dispute. If SFJ and PB cannot resolve such dispute within twenty (20) days after PB notifies SFJ of such objections, such dispute shall be promptly resolved by the Auditor. The fees and expenses of the Auditor shall be borne equally by PB and SFJ. The Allocation (including as finally determined by the Auditor) shall be final and binding on the Parties, and each of the Parties: (a) shall (and shall cause its Affiliates to) prepare and file all Tax Returns (and Internal Revenue Service Forms 8594, as applicable) in a manner consistent with the Allocation and (b) shall not (and shall cause its Affiliates not to) take any position on any Tax Return or in connection with any Tax proceeding inconsistent with the Allocation, in each case, except to the extent otherwise required by a

19 “determination” within the meaning of Section 1313(a) of the Code (or any analogous provision of applicable state, local or non-U.S. Law). 3.11 In the event that SFJ undergoes a Change of Control, then, and in each case, proper provision shall be made so that the successors or assigns of SFJ or any of its successors or assigns shall succeed to the Royalty obligations of SFJ as set forth in this Section 3 for the remainder of the Royalty Term, unless otherwise mutually agreed between PB and such successor or assign. For the avoidance of doubt, from and after such Change of Control, SFJ shall no longer have any obligations under this Agreement (provided, that SFJ has complied with the immediately preceding sentence). 4. Closing; Conditions Precedent. 4.1 Closing. The closing of the Program Acquisition (the “Closing”) will take place, by electronic delivery of documents (by “portable document format”, email, or other form of electronic communication), all of which will be deemed to be originals, at 10:00 a.m. Eastern time on the third (3rd) Business Day after the date on which the conditions set forth in Section 4.2 are satisfied or, to the extent permitted by applicable Law, waived (other than those conditions which by their terms are required to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at Closing), or on such other date or at such other time as the Parties mutually agree in writing (such date of the Closing, the “Closing Date”). 4.2 Conditions Precedent to Closing. (a) Condition to Each Party’s Obligations. The respective obligations of each Party to close the Program Acquisition shall be subject to the satisfaction at or prior to the Closing of the following condition: (i) no Governmental Authority of competent jurisdiction shall have notified either Party that any investigation or review of the Program Acquisition is ongoing or enacted, enforced or entered any Law and no Order (whether temporary, preliminary or permanent) shall be in effect on the Closing Date that has the effect of making the Program Acquisition illegal or otherwise prohibiting the Closing. (b) Condition to PB’s Obligations. The obligations of PB to close the Program Acquisition shall be subject to the satisfaction or waiver (to the extent permitted by applicable Law) by PB at or prior to the Closing of the following condition: (i) the Bankruptcy Court shall have entered the 9019 and Sale Order and such Order shall not have been stayed as of the Closing Date, stayed pending appeal, reversed or vacated. (c) Condition to SFJ’s Obligations. The obligations of SFJ to close the Program Acquisition shall be subject to the satisfaction or waiver (to the extent permitted by applicable Law) by SFJ at or prior to the Closing of the following condition: (i) the Bankruptcy Court shall have entered the 9019 and Sale Order, and such Order (A) shall not have been stayed as of the Closing Date, stayed pending

20 appeal, reversed or vacated and (B) shall not have been amended, supplemented or otherwise modified in any manner materially adverse to SFJ. 5. Bankruptcy Court Filings. PB shall consult with SFJ with respect to, and SFJ shall have the right to approve in its sole and absolute discretion, the proposed 9019 and Sale Order prior to the presentation of such Order to the Bankruptcy Court; provided, that notwithstanding the foregoing, the 9019 and Sale Order shall include approval of the immediate and indefeasible payment in full, in cash, of all DIP Obligations. PB shall consult with SFJ with respect to any other pleadings or proposed Orders to be presented to the Bankruptcy Court relating to this Agreement or the Program Acquisition, and the bankruptcy proceedings in connection therewith, and provide SFJ with copies of applications, pleadings, notices, proposed Orders and other documents to be filed by PB in the Chapter 11 Case that relate in any way to this Agreement, the Program Acquisition, or the 9019 and Sale Order prior to the making of any such filing with or submission to the Bankruptcy Court. 6. Tax Matters. 6.1 Transfer Taxes. All Transfer Taxes, if any, shall be borne 50% by PB and 50% by SFJ, and shall be paid to the appropriate Governmental Authority promptly when due by the Person having the obligation to pay such Transfer Tax under applicable Law. The Party responsible under applicable Law for filing a Tax Return with respect to any such Transfer Taxes shall prepare and timely file such Tax Return and promptly provide a copy of such Tax Return to the other Party. PB and SFJ shall use reasonable efforts and cooperate in good faith to reduce or eliminate any Transfer Taxes to the extent permitted by applicable Law, including the transfer by remote electronic transmission of all Acquired Assets capable of being so transmitted (and the delivery of certificates evidencing such electronic transmission) and in the filing of any Tax Returns required with respect to any applicable Transfer Taxes. Without limiting the generality of the foregoing, PB and SFJ and their respective Affiliates shall use commercially reasonable efforts to obtain available exemptions from Transfer Taxes and will cooperate with each other in providing any information and documentation that may be necessary to obtain any such exemptions, including any applicable resale or exemption certificate. 6.2 For purposes of this Agreement, with respect to any Acquired Asset, PB and SFJ shall apportion the Liability for personal property Taxes, ad valorem Taxes, and similar Taxes (“Periodic Taxes”) for Straddle Periods applicable to such Acquired Asset in accordance with this Section 6.2. The Periodic Taxes described in this Section 6.2 shall be apportioned between PB and SFJ as of the Closing Date, with SFJ liable for that portion of the Periodic Taxes for a Straddle Period (which portion of such Taxes shall for purposes of this Agreement be deemed attributable to the Post-Closing Tax Period) equal to the Periodic Taxes for such Straddle Period multiplied by a fraction, the numerator of which is the number of days remaining in such Straddle Period after the Closing Date, and the denominator of which is the total number of days in such entire Straddle Period. PB shall be liable for that portion of the Periodic Taxes for a Straddle Period for which SFJ is not liable under the preceding sentence (which portion of such Taxes shall for purposes of this Agreement be deemed attributable to the Pre-Closing Tax Period). The party responsible under applicable Law for paying a Tax described in this Section 6.2 shall be responsible for administering the payment of such Tax. Upon PB’s reasonable due inquiry, PB is not aware of any Periodic Taxes applicable to the Acquired Assets.

21 6.3 PB, on the one hand, or SFJ, on the other hand, as the case may be (the “Reimbursing Party”), shall provide reimbursement for any Tax paid by the other (the “Paying Party”), all or a portion of which is the responsibility of the Reimbursing Party in accordance with the terms of this Agreement. Within a reasonable time prior to the payment of any such Tax, the Paying Party shall give notice to the Reimbursing Party of the Tax payable and the Paying Party’s and Reimbursing Party’s respective Liability therefor, although failure to do so shall not relieve the Reimbursing Party from its Liability hereunder except to the extent the Reimbursing Party is actually prejudiced thereby. 6.4 The Parties shall provide each other with such assistance as reasonably may be requested by any of them in connection with (i) the preparation of any Tax Return, (ii) the determination of any Liability in respect of Taxes or the right to any refund, credit or prepayment in respect of Taxes or (iii) any audit or other examination by any Tax authority, or any judicial or administrative proceeding with respect to any Taxes. 7. Miscellaneous. 7.1 Certain Definitions. For all purposes of this Agreement, the following defined terms will have the following meanings: (a) “9019 and Sale Order” means an order of the Bankruptcy Court, or another court of competent jurisdiction, as entered on the docket in the Chapter 11 Case, approving the Settlement Agreement and this Agreement, the form of which shall be in form and substance reasonably satisfactory to PB and SFJ, respectively. (b) “Action” means any claim, hearing, charge, action, suit, arbitration, litigation, mediation, grievance, audit, examination, inquiry, proceeding or investigation by or before any Governmental Authority or arbitrator. (c) “Adversary Proceeding” means that certain adversary proceeding commenced by PB on October 31, 2022 in the Bankruptcy Court, which has been assigned Adv. Proc. No. 22-50456 (LSS). (d) “Affiliate” of a specified Person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For avoidance of doubt, SFJ and PB will not be deemed Affiliates of one another notwithstanding the possession by SFJ (whether or not exercised) of any rights with respect to PB or otherwise as a result of the Program Acquisition. (e) “Antitrust Law” means any applicable supranational, national, federal, state, county, local or foreign antitrust, competition or trade regulation Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the Hart-Scott-Rodino (HSR) Act, the Sherman Act, the Clayton Act and the Federal Trade Commission Act, in each case, as amended, and other similar antitrust, competition or trade regulation Laws of any jurisdiction other than the United States.

22 (f) “Benefit Plans” means a plan, program, agreement or other arrangement providing for employment, compensation, retirement, deferred compensation, severance, separation, relocation, repatriation, expatriation, termination pay, performance awards, bonus, incentive, stock option, stock purchase, stock bonus, phantom stock, stock appreciation right, supplemental retirement or other pension or welfare benefits, whether written or unwritten, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, (i) which is or has been sponsored, maintained, contributed to, or required to be contributed to by PB or any of its ERISA Affiliates for the benefit of any employee or former employee of PB or (ii) with respect to which PB or any of its ERISA Affiliates would reasonably be expected to have any Liability. (g) “BioVectra Agreement” means that certain Supply Agreement, dated as of March 10, 2021, between PB and BioVectra. (h) “Books and Records” means all documents of, or otherwise in the possession, custody or control of, or used by, PB that are related to the Product, the Program, the Acquired Assets or the Assumed Liabilities, including all files, instruments, papers, books, microfilms, photographs, letters, budgets, forecasts, ledgers, journals, title policies, lists of past, present or prospective customers, supplier lists, regulatory filings, technical documentation, documentation containing Licensed Know-How, user documentation (installation guides, user manuals, training materials, release notes, working papers, etc.), data, reports (including environmental reports and assessments), plans, mailing lists, price lists, marketing information and procedures, advertising and promotional materials, equipment records, warranty information, architects agreements, construction contracts, drawings, plans and specifications, records of operations, standard forms of documents, copies of Tax Returns and copies of related books, records and workpapers related to Taxes, manuals of operations or business procedures and other similar procedures (including all discs, tapes and other media-storage data containing such information), in each case whether or not in electronic form. (i) “Cash” means all cash and cash equivalents, including checks, commercial paper, treasury bills, certificates of deposit and marketable securities, and any bank accounts and lockbox arrangements of PB as of the Closing. (j) “Code” means the Internal Revenue Code of 1986, as amended. (k) “Committee” means the Official Committee of Unsecured Creditors appointed in the Chapter 11 Case. (l) “Contract” means any agreement, contract, subcontract, lease, sublease, instrument, permit, concession, franchise, arrangement, understanding, note, option, bond, mortgage, indenture, trust document, loan or credit agreement, license, sublicense, insurance policy or other legally binding commitment or instrument. (m) “Control” or “Controlled” means (a) for Intellectual Property, a Party’s ability to grant applicable licenses, sublicenses and/or other rights thereunder and (b) for materials and documents, a Party’s ability to provide, or provide access to, such materials and/or documents, each without violating any contractual obligations to a Third Party. For clarity, if a

23 Party only can grant a license or sublicense and/or provide rights and/or access of limited scope, for a specific purpose or under certain conditions due to an encumbrance, “Control” or “Controlled” will be construed to so limit such license, sublicense, provision of rights and/or access. (n) “Copyrights” means, collectively, all works of authorship, mask works and any and all other registered and unregistered copyrights and copyrightable works, and all applications, registrations, extensions, and renewals thereof. (o) “DIP Financing” means, collectively, all postpetition financing authorized by the Bankruptcy Court, including by that Final Order (I) Authorizing the Debtor to Obtain Postpetition Financing; (II) Granting Security Interests and Superpriority Administrative Expense Status; (III) Granting Adequate Protection; (IV) Modifying the Automatic Stay; (V) Authorizing Use of Cash Collateral; (VI) Scheduling a Final Hearing and (VII) Granting Related Relief [Docket No. 142] entered by the Bankruptcy Court in the Chapter 11 Case (the “Final DIP Order”). (p) “Encumbrances” means any lien, pledge, hypothecation, mortgage, deed of trust, security interest, encumbrance, covenant, charge, claim, option, right of first refusal, easement, right of way, encroachment, occupancy right, preemptive right, community property interest or restriction of any nature, whether arising prior to or subsequent to the commencement of the Chapter 11 Case, and whether voluntarily incurred or arising by operation of Law. (q) “Environmental Laws” means any and all applicable Laws which (i) regulate or relate to the protection or clean-up of the environment, the use, treatment, storage, transportation, handling, disposal or release of Hazardous Substances, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of Persons or property, including protection of the health and safety of employees or (ii) impose Liability or responsibility with respect to any of the foregoing, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), or any other Law of similar effect. (r) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder. (s) “ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA. (t) “EU” means the European Union or any successor union of European states thereto having a substantially similar function. (u) “Excluded Taxes” means any Taxes: (i) of PB or its Affiliates for any Tax period, (ii) imposed on or with respect to the ownership or operation of the Excluded Assets or Excluded Liabilities, (iii) imposed on or with respect to the Acquired Assets for any

24 Pre-Closing Tax Period, (iv) of PB attributable to the Program Acquisition, (v) of any Person imposed on SFJ or any of its Affiliates as a transferee or successor, by contract or pursuant to any Law, which Taxes relate to (A) the Acquired Assets and (B) an event or transaction occurring before the Closing, and (vi) that are Transfer Taxes borne by PB pursuant to Section 6.1. (v) “Hazardous Substances” means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, chemical compound, hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Laws, including any quantity of petroleum product or byproduct, solvent, flammable or explosive material, radioactive material, asbestos, lead paint, polychlorinated biphenyls (or PCBs), dioxins, dibenzofurans, heavy metals and radon gas. (w) “Indebtedness” means with respect to any Person, (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or similar instruments, (iii) all Indebtedness of others secured by any Encumbrance on owned or acquired property of the reference Person, whether or not the Indebtedness secured thereby has been assumed, (iv) all guarantees (or any other arrangement having the economic effect of a guarantee) of Indebtedness of others, (v) all capital lease obligations and all synthetic lease obligations, (vi) all obligations, contingent or otherwise, of such Person as an account party in respect of financial guaranties, letters of credit, letters of guaranty, surety bonds and other similar instruments, (vii) all securitization transactions, (viii) all obligations representing the deferred and unpaid Closing Consideration of property (other than trade payables incurred in the ordinary course of business), (viii) all obligations, contingent or otherwise, in respect of bankers’ acceptances and (ix) net cash payment obligations of such Person under swaps, options, derivatives and other hedging agreements or arrangements that will be payable upon termination thereof (assuming they were terminated on the date of determination). (x) “Intellectual Property” means all intellectual property and industrial property rights of any kind or nature throughout the world, including all US and foreign, (a) Patents; (b) Trademarks; (c) Copyrights; (d) rights in computer programs (whether in source code, object code, or other form), algorithms, databases, compilations and data, technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing; (e) trade secrets and all other confidential information, know-how, inventions, proprietary processes, formulae, models, and methodologies; (f) rights of publicity, privacy, and rights to personal information; (g) all rights in the foregoing and in other similar intangible assets; and (h) all applications and registrations for the foregoing. (y) “Law” means any law (including common law), statute, constitution, requirement, code, rule, regulation, order, ordinance, treaty, judgment or decree or other pronouncement of any Governmental Authority. (z) “Liability” means any liability, debt, guarantee, claim, demand, commitment or obligation (whether direct or indirect, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due) of every kind and description, including all costs and expenses related thereto.

25 (aa) “Order” means any order, injunction, judgment, decree, ruling, writ, assessment or award of a Governmental Authority. (bb) “Patent” means patents, patent applications, patent disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof. (cc) “PB Intellectual Property” means all Intellectual Property owned or Controlled by PB that is necessary or useful for the manufacture, use, sale or import of the Product or the Program, including (i) the Trial Inventions and (ii) any Intellectual Property relating to the Product or the Program which is owned by PB at Closing and which was produced under any Contract. (dd) “Permits” means all consents, approvals, authorizations, certificates, filings, notices, permits, concessions, registrations, franchises, licenses or rights of or issued by any Governmental Authority. (ee) “Post-Closing Tax Period” means any Tax period or portion thereof, beginning after the Closing Date. (ff) “Pre-Closing Tax Period” means any Tax period, or portion thereof, ending on or prior to the Closing Date. (gg) “Provided” means that such documents, to the extent electronically available, are made available by PB through materials posted to a virtual data room in a manner that enables viewing of such materials by SFJ or its Representatives prior to Closing. (hh) “Representatives” means, when used with respect to any Person, the directors, officers, employees, consultants, financial advisors, accountants, legal counsel, investment bankers and other agents, advisors and representatives of such Person and its Subsidiaries. (ii) “Retained Books and Records” means the company seal, minute books, stock certificates, stock or equity record books, Tax Returns and other books, records and work papers related to Taxes paid or payable by PB or its Affiliates, work papers and such other books and records as pertain to the organization, qualification to do business, existence or capitalization of PB or any Affiliate thereof, books and records that PB is required to retain under applicable Law, books and records that relate exclusively to an Excluded Asset or Excluded Liability and all of PB’s communications, documents, or materials that PB shall retain pursuant to any attorney-client privilege, work product doctrine, common interest, or joint defense privilege, and electronic and tangible documents reflecting such communications and materials. (jj) “Subsidiary” means with respect to any Person, any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, of which (i) at least a majority of the outstanding shares of capital stock, or other equity interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation, limited liability company, partnership or other organization is directly or indirectly owned or controlled by such

26 Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, or (ii) with respect to a partnership, such Person or any other Subsidiary of such Person is a general partner of such partnership. (kk) “Stalking Horse APA” means that certain Asset Purchase Agreement, dated as of November 4, 2022, by and between PB and the Stalking Horse Bidder. (ll) “Stalking Horse Bidder” means Chiesi Farmaceutici S.p.A., a private limited company organized under the Laws of Italy. (mm) “Straddle Period” means any taxable period that includes but does not end on the Closing Date. (nn) “Tax” or “Taxes” means any and all U.S. federal, state, local and non-U.S. taxes, assessments, levies, duties, tariffs, imposts and other similar charges and fees imposed by any Governmental Authority, including income, franchise, windfall or other profits, gross receipts, property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, ad valorem, stamp, transfer, value-added, occupation, environmental, disability, real property, personal property, registration, alternative or add-on minimum, or estimated tax, including any interest, penalty, additions to tax and any additional amounts imposed with respect thereto. (oo) “Tax Return” means any report, return, certificate, claim for refund, election, estimated Tax filing or declaration filed or required to be filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof. (pp) “Trademarks” means, collectively, all registered and unregistered marks, trade dress rights, logos, taglines, slogans, Internet domain names, web addresses, and other indicia of origin, together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions and renewals thereof, selected for use on the Product. (qq) “Transfer Taxes” means all sales (including bulk sales and VAT), use, transfer, recording, ad valorem, privilege, documentary, gross receipts, registration, conveyance, excise, license, stamp or similar Taxes and fees arising out of, in connection with or attributable to the transactions contemplated by this Agreement. (rr) “US”, “U.S.” or “USA” means the United States of America, its territories and possessions, including Puerto Rico. 7.2 Complete Agreement. Other than as set forth specifically herein, this Agreement, together with the Settlement Agreement, the Transition Services Agreement and all schedules and exhibits hereto and thereto, as the same may be amended from time to time, constitutes the entire agreement between the Parties regarding the subject matter of this Agreement and supersedes and preempts any prior understandings, agreements or representations, written or oral, which may have related to the subject matter hereof, and there are no other promises, representations or warranties affecting it. This Agreement constitutes one indivisible contract, and this Agreement would not have been made on the terms herein if it was not a single indivisible

27 contract. The terms of this Agreement may not be contradicted, explained or supplanted by any usage of trade, course of dealing or course of performance, and any other representation, promise, statement or warranty made by either Party or their agents that differs in any way from the terms contained herein will be given no force or effect. 7.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. 7.4 Notices. Any notice or other communication required or permitted to be given by either Party under this Agreement will be in writing and will be effective when delivered if delivered by e-mail, hand, or reputable courier service, or five (5) days after mailing if mailed by registered or certified mail, postage prepaid and return receipt requested, addressed to the other Party at the following addresses or such other address as may be designated by notice pursuant to this Section 7.4: (a) If to PB: PhaseBio Pharmaceuticals, Inc. 1 Great Valley Parkway, Suite 30 Malvern, PA 19355 USA Attn: Chief Executive Officer with a copy to: Attn: VP, Head of Legal (at the address set forth above) and to: Cooley LLP 11951 Freedom Drive Reston, VA 20190 USA Attn: Christian E. Plaza (b) If to SFJ: SFJ Pharmaceuticals X, Ltd. c/o SFJ Pharmaceuticals X, L.P. 5000 Hopyard Road, Suite 330 Pleasanton, CA 94588 Attn: Robert DeBenedetto Email: robert.debenedetto@sfj- pharma.com with a copy to (which will not constitute notice): Orrick Herrington & Sutcliffe LLP

28 1000 Marsh Road Menlo Park, CA 94025-1015 Attention: Michael O’Donnell Email: mike.odonnell@orrick.com 7.5 Use of Names. Neither Party will use the other Party’s nor any of its Affiliates’ (including the limited partners of SFJ’s or its Affiliates’) names or trademarks in any promotional materials or advertising without the prior written consent of the other Party except as otherwise expressly permitted in this Agreement. 7.6 Further Assurances. The Parties will execute such further reasonable documents and perform such further reasonable acts as may be necessary to comply with or more fully effectuate the terms of this Agreement, including, without limitation, submitting to the United States Patent and Trademark Office any documentation reasonably necessary to give effect to the transfer of Intellectual Property as contemplated by this Agreement. 7.7 Governing Law. The construction and validity of this Agreement and the provisions hereof, and the rights and obligations of the Parties hereunder, will be governed by the internal laws of the State of Delaware, USA, and, to the extent applicable to Patents and Trademarks, the applicable federal laws of the USA, in each instance without regard to conflict of laws principles. The Parties agree that the exclusive jurisdiction and venue for any litigation arising out of this Agreement shall be in the Bankruptcy Court; provided, further, that if at the time of commencement of any such litigation, there is no longer a pending Chapter 11 Case or the Bankruptcy Court does not have jurisdiction or declines to exercise jurisdiction, the exclusive jurisdiction and venue for any litigation arising out of or relating to this Agreement, provided jurisdiction may be obtained under applicable Law, shall be in the state or federal courts in the State of Delaware, and each Party hereby waives any objections such Party may have with respect thereto (including any objections based upon forum non conveniens). 7.8 Limitation of Liability. TO THE MAXIMUM EXTENT PERMITTED BY LAW AND NOTWITHSTANDING ANY PROVISION IN THIS AGREEMENT TO THE CONTRARY, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY CLAIMS UNDER THIS AGREEMENT FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, RELIANCE OR PUNITIVE DAMAGES OR LOST OR IMPUTED PROFITS OR ROYALTIES OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCTS LIABILITY), INDEMNITY OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE; PROVIDED, HOWEVER, THAT IF PB FAILS TO PERFORM ITS OBLIGATIONS UNDER SECTION 1.8 TO SELL, ASSIGN, GRANT, TRANSFER, PROVIDE, CONVEY OR DELIVER TO SFJ ANY ACQUIRED ASSET OR RIGHT, TITLE, INTEREST OR BENEFIT THEREUNDER, SFJ SHALL BE PERMITTED TO ASSERT CLAIMS FOR DAMAGES BASED ON THE VALUE OF SUCH ACQUIRED ASSET OR RIGHT, TITLE, INTEREST OR BENEFIT THEREUNDER AND ANY OUT-OF- POCKET COSTS, THIRD PARTY COSTS, OR OTHER DIRECT DAMAGES ACTUALLY INCURRED BY SFJ IN OBTAINING SUCH ACQUIRED ASSET OR RIGHT, TITLE,

29 INTEREST OR BENEFIT THEREUNDER; PROVIDED FURTHER, THAT SUCH LOSSES OR DAMAGES SHALL ONLY BE RECOVERABLE AS A SET OFF FROM ROYALTIES IN SECTION 3 (IF AND TO THE EXTENT PAYABLE UNDER THIS AGREEMENT) IF SFJ OBTAINS A FINAL JUDGMENT FROM A COURT OF COMPETENT JURSIDICTION FOR SUCH LOSSES OR DAMAGES. THE PARTIES AGREE THAT THE LIMITATIONS SPECIFIED IN THIS SECTION 7.8 WILL APPLY EVEN IF ANY LIMITED REMEDY SPECIFIED IN THIS AGREEMENT IS FOUND TO HAVE FAILED OF ITS ESSENTIAL PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, “CONSEQUENTIAL DAMAGES” WILL BE DEEMED TO INCLUDE, AND NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY OR ANY OF SUCH OTHER PARTY’S AFFILIATES, REPRESENTATIVES OR STOCKHOLDERS FOR ANY CLAIMS UNDER OR RELATED TO THIS AGREEMENT FOR DAMAGES BASED ON OR MEASURED BY LOSS OF PROJECTED OR SPECULATIVE FUTURE SALES OF THE PRODUCT, ANY PAYMENT DUE UPON ANY UNACHIEVED EVENT UNDER SECTION 3, OR ANY OTHER UNEARNED, SPECULATIVE OR OTHERWISE CONTINGENT PAYMENTS PROVIDED FOR IN THIS AGREEMENT. FOR THE AVOIDANCE OF DOUBT, THIS SECTION 7.8 IS NOT MEANT TO LIMIT SFJ’S OBLIGATION TO PAY PB PURSUANT TO THE TERMS OF THIS AGREEMENT, INCLUDING SECTION 3. 7.9 Cumulative Remedies. Unless expressly set forth in this Agreement, all rights and remedies of the Parties, including all rights to payment, rights of termination, rights to injunctive relief, and other rights provided under this Agreement, will be cumulative and in addition to all other remedies provided for in this Agreement, in law, and in equity. 7.10 Relationship of the Parties; Consent to Release of Provided Documents. (a) Independent Contractors. Nothing contained herein will be deemed to create a partnership, joint venture, or similar relationship between the Parties, including for tax purposes. Neither Party is the agent, employee, joint venturer, partner, franchisee, or representative of the other Party. Each Party specifically acknowledges that it does not have the authority to, and will not, incur any obligations or responsibilities on behalf of the other Party. Notwithstanding anything to the contrary in this Agreement, each Party (and its officers, directors, agents, employees, and members) will not hold themselves out as employees, agents, representatives, or franchisees of the other Party or enter into any agreements on such Party’s behalf. (b) Direction. PB shall not be subject to the supervisory direction of SFJ in regard to the conduct of the Trials prior to the Closing; provided, that, prior to the Closing, PB shall (x) consult with SFJ in good faith regarding the conduct of ongoing Trials (including by providing SFJ with the opportunity to participate in conversations and review all correspondence with applicable Regulatory Authorities and contractual counterparties regarding the Program and/or the ongoing Trials), and (y) promptly take each action (or inaction) mutually agreed to with SFJ with respect thereto, if any. (c) Consent to Release of Provided Documents. PB hereby consents to the release to SFJ at Closing of all Provided documents.

30 7.11 No Third Party Beneficiaries. This Agreement and the provisions herein are for the benefit of the Parties only, and are not intended to confer any rights or benefits to any Third Party. 7.12 Amendments; No Waiver. Unless otherwise specified herein, no amendment, supplement, or modification of this Agreement will be binding on either Party unless it is in writing and signed by both Parties. No delay or failure on the part of a Party in the exercise of any right under this Agreement or available at law or equity will be construed as a waiver of such right, nor will any single or partial exercise thereof preclude any other exercise thereof. All waivers must be in writing and signed by the Party against whom the waiver is to be effective. Any such waiver will constitute a waiver only with respect to the specific matter described in such writing and will in no way impair the rights of the Party granting such waiver in any other respect or at any other time. 7.13 Severability. If any provision (or portion thereof) of this Agreement is determined by a court or arbitration to be unenforceable as drafted by virtue of the scope, duration, extent, or character of any obligation contained herein, it is the Parties’ intention that such provision (or portion thereof) will be construed in a manner designed to effectuate the purposes of such provision to the maximum extent enforceable under such Applicable Law. The Parties will enter into whatever amendment to this Agreement as may be necessary to effectuate such purposes. 7.14 Equitable Relief. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached for which legal remedies would be inadequate. Accordingly, each of the Parties will be entitled to specific performance of the terms of this Agreement and injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at Law or in equity. Each of the Parties further waives (a) any defense in any action for specific performance that a remedy at Law would be adequate, and (b) any requirement under any Law to post security as a prerequisite to obtaining equitable relief. 7.15 Construction. This Agreement has been negotiated by the Parties and their respective counsel. This Agreement will not be construed in favor of or against either Party by reason of the authorship of any provisions hereof. [Signature Pages Follow]

[Signature Page to Program Transfer Agreement] IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written. PHASEBIO PHARMACEUTICALS, INC. By: ________________________ Name: ________________________ Title: ________________________

[Signature Page to Program Transfer Agreement] IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written. SFJ PHARMACEUTICALS X, LTD. By: ________________________ Name: ________________________ Title: ________________________

Exhibit A Form of Notice of Regulatory Communication Authorization [Attached]

Exhibit B Form of Transition Services Agreement [Attached]

Schedule 1.6 Ongoing Clinical Studies [***]

Schedule 1.8(c) Contracts Relating to the Product or Program [***]

Schedule 1.8(e) PB Intellectual Property [***]

Schedule 1.8(r) Additional Acquired Assets [***]

Schedule 1.9(m) Excluded Intellectual Property [***]

Schedule 1.9(p) Additional Excluded Assets [***]

Schedule 1.12(c) Cure Amounts under PB Contracts [***]